Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89742) of Novellus Systems, Inc. of our report dated May 28, 2004, with respect to the financial statements and schedules of the Novellus Systems, Inc. Retirement Plan included in this Annual Report on Form 11-K.

By:	/s/ MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 24, 2004